Exhibit 10.3
FIRST AMENDMENT TO
CREDIT AND SECURITY AGREEMENT
          This First Amendment to Credit and Security Agreement (this “First Amendment”) is entered into this 7th day of October, 2005, by and among MARITRANS INC., a Delaware corporation (“Maritrans”), each of the other Borrowers whose names appear on the signature pages of this First Amendment (individually, a “Borrower”, and collectively, including, without limitation, Maritrans, the “Borrowers”), CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state banking institution (as successor in interest to Mellon Bank, N.A.) (“Citizens”), in the capacities of Administrative Agent and Collateral Agent and also in its individual capacity as a “Lender”, and each of the other lenders whose names appear on the signature pages of this First Amendment or, if applicable, in the Register (each, a “Lender”, and collectively, the “Lenders”).
BACKGROUND
          A. The Lenders and the Borrowers are parties to that certain Credit and Security Agreement dated November 20, 2001 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement”), pursuant to which the Lenders currently extend loans and other credit accommodations to the Borrowers. Unless otherwise indicated, all capitalized terms used in this First Amendment shall have the meaning given to them in the Credit Agreement.
          B. The Borrowers have requested, and the Lenders have agreed (subject to the Borrowers’ full and complete compliance with the terms and conditions contained herein) to increase the Revolving Credit Facility from Forty Million and 00/100 Dollars ($40,000,000.00) to Sixty Million and 00/100 Dollars ($60,000,000.00).
AGREEMENT
     In consideration of the foregoing, and the covenants set forth below, the Borrowers and the Lenders, intending to be legally bound, agree:
          1. Amendments to the Credit Agreement.
          (a) Omnibus Amendments.
          (i) Deletion of Standby/Term Loan. Lenders acknowledge that the Standby/Term Loan has been paid in full prior to the date hereof. Accordingly, all references in the Credit Agreement to “Standby Period”, “Standby/Term Loan”, and “Standby/Term Loan Limit” are hereby deleted in their entirety.
          (ii) Citizens Transaction Consummated. As contemplated by Section 9.8(c) of the Credit Agreement, prior to the date hereof, the Citizens Transaction has been consummated. Accordingly, all references in the Credit Agreement and the other Loan Documents to “Mellon Bank, N.A.” or “Mellon” shall be deleted and replaced with “Citizens Bank of Pennsylvania” or “Citizens”, as appropriate (except that references to Mellon in Section 9.8(c) shall not be so deleted and replaced), and Citizens shall at all times hereafter be the Administrative Agent and Collateral Agent under the Credit Agreement.
          (b) Revised Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:
“Maturity Date” means October 7, 2010.
“Vessel Mortgage” means a first preferred ship mortgage to be granted to the Collateral Agent, as mortgagee for the benefit of the Agents and the Lenders, by a Borrower with respect to each Vessel, to be filed of public record with the National Vessel Documentation Center of the United States Coast Guard, as the same may hereafter be

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amended, restated, modified and/or supplemented from time to time, and “Vessel Mortgages” means any more than one of them.
          (c) New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement in its entirety as follows:
“Allonges” means each of the Allonges to Senior Secured Promissory Note dated October 7, 2005 from each of the Borrowers in favor of each of the Lenders, decreasing the maximum principal amount of each Note.
          (d) Increase in Revolving Credit Facility. Sections 2.1(a) through (c) of the Credit Agreement are hereby amended and restated in their entirety as follows:
     (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and absent the occurrence of a Potential Default or Event of Default, the Lenders agree, severally on the basis of their respective Percentage Interests but not jointly, until the Maturity Date, to make Advances on account of a revolving credit facility (the “Revolving Credit Facility”) to the Borrowers, and to cause to be issued, through the Administrative Agent, one or more Letters of Credit, to or for the benefit or account of one or more of the Borrowers, in an aggregate amount not to exceed $60,000,000 (the “Aggregate Commitment”), except as otherwise set forth herein.
     (b) Intentionally left blank.
     (c) The aggregate principal amount of the Revolving Credit Facility outstanding and unrepaid, plus the Aggregate Letter of Credit Outstandings, shall not at any time exceed $60,000,000 (the “Revolving Advance Limit”); provided, however, at the request of the Borrowers, the Revolving Advance Limit (and, consequently, the Aggregate Commitment) may be increased from $60,000,000 up to $120,000,000, in increments of $10,000,000, subject to the satisfaction of the following conditions: (i) no Potential Default or Event of Default shall have occurred and be continuing; (ii) Lenders, or other financial institutions acceptable to the Administrative Agent, shall have committed to fund such increase; (iii) all necessary credit approvals shall have been obtained by the Lenders; and (iv) Borrowers and Guarantors shall have executed and delivered to the Administrative Agent all documents, agreements and instruments reasonably required by the Administrative Agent in connection with such increase. Proceeds of, or availability under, the Revolving Credit Facility shall be used or allocated by one or more Borrowers for Letters of Credit, Capital Expenditures, working capital and general corporate purposes. Upon not less than five (5) Business Days’ notice, the Borrowers may (i) permanently and irrevocably reduce the Revolving Advance Limit (and, consequently, the Aggregate Commitment) in increments equal to $5,000,000 or larger integral multiples of $1,000,000, or (ii) terminate the Revolving Credit Facility at any time; provided, however, that (A) any prepayment involved in such reduction or termination shall be subject to the provisions relating to prepayment and payment of Breakage Costs set forth in this Agreement, and (B) the Revolving Advance Limit may not be reduced at any time below the Dollar amount of Letters of Credit Outstanding.
          (e) Adjustments to LIBOR Margin Index. The table set forth in Section 2.5(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(1)	(2)	(3)
Level	Funded Debt to EBITDA Ratio	LIBOR Margin
(LIBOR)
1	Less than .75	75.0 basis points
2	Greater than or equal to .75, and less than or equal to 1.25	100.0 basis points
3	Greater than 1.25, and less than or equal to 1.75	125.0 basis points
4	Greater than 1.75	150.0 basis points
          (f) Adjustment to Unused Commitment Fee. The table set forth in Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(1)	(2)	(3)
Level	Funded Debt to EBITDA Ratio	Unused Fee Rate
1	Less than .75	20.0 basis points
2	Greater than or equal to .75, and less than or equal to 1.25	20.0 basis points
3	Greater than 1.25, and less than or equal to 1.75	25.0 basis points
4	Greater than 1.75	25.0 basis points
          (g) Amendment of Permitted Acquisitions. Section 6.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
No Sales or Mergers. Merge or consolidate with any Person, or sell substantially all of its assets to, or purchase substantially all of the assets of, any other Person without the prior written consent of a Lender Majority; provided, however, that, so long as no Potential Default or Event of Default shall have occurred, the foregoing prohibition shall not preclude acquisitions by any Borrower of entities or assets in the same line of business as any Borrower, respectively, up to a maximum aggregate purchase price of $30,000,000 per acquisition, provided further, that, before and after giving effect to any such acquisition on a pro forma basis, Borrowers, on a consolidated basis, shall be in compliance with the financial covenants set forth in this Agreement. Furthermore, there shall be no change in the voting control of any of the Borrowers. Maritrans shall not sell, transfer, pledge, hypothecate or otherwise dispose of, whether by operation of Law or otherwise, any of the capital stock in any Borrower, provided, that nothing herein shall restrict Maritrans from selling or otherwise offering shares of its capital stock under its Registration Statement on Form S-3 (No. 333-128108) filed on September 6, 2005, and any prospectus supplement filed pursuant thereto.
          (h) Deletion of Certain Financial Covenants. Sections 6.2(j)(i) and (iii), and 6.2(l), of the Credit Agreement are hereby deleted in their entirety and replaced with “Intentionally left blank.”
          (i) Deletion of Certain Appraised Value and Updated Appraisal Requirements. Sections 2.3(c), 4.8 and 6.2(p) of the Credit Agreement are hereby deleted in their entirety and replaced with “Intentionally left blank.” Section 4.7(b) of the Credit Agreement remains in full force and effect.
          (j) Revision to Notice Addresses for Administrative Agent and Collateral Agent. The Notice addresses of the Administrative Agent and/or the Collateral Agent in Section 10.4 of the Credit Agreement (along with addresses for copies of such notices) are hereby deleted and replaced with the following addresses, as appropriate:

If to the Administrative Agent and/or the Collateral Agent:	Citizens Bank of Pennsylvania 3025 Chemical Road
Plymouth Meeting, PA 19462-1750
Attention: Leslie Broderick, Senior Vice President

With a copy to:	Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attention: David F. Scranton, Esquire
          2. Representations and Warranties. In order to induce the Lenders to enter into this First Amendment, the Borrowers represent and warrant to the Lenders that:
          (a) The execution, delivery and performance of this First Amendment, and all agreements, documents and instruments executed and delivered in connection with this First Amendment (the “Related Documents”) have been duly authorized by all necessary corporate or other required action, and do not and will not violate any provision of law, or any agreement, trust or other indenture or instrument to which any Borrower is a party, or by which any Borrower’s properties may be bound, or any order or decree affecting the Borrowers or their properties, so that this First Amendment and the Related Documents will be legal, valid and binding obligations of the Borrowers, enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws from time to time in effect which affect creditor’s rights generally and to the extent existing under applicable law, by legal and equitable limitations on the enforcement of specific remedies.
          (b) All representations and warranties made to the Lenders in the Credit Agreement and the Loan Documents are true and correct in all material respects, with the same effect as though made on and as of the date of this First Amendment, and there has neither occurred, nor is there continuing, any Event of Default or Potential Default.
          (c) The Borrowers acknowledge and confirm that this First Amendment, the Credit Agreement and the other Loan Documents are legal, valid and binding obligations of the Borrowers, enforceable in accordance with their terms and conditions, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws from time to time in effect which affect creditor’s rights generally and to the extent existing under applicable law, by legal and equitable limitations on the enforcement of specific remedies.
          (d) There have been no liens, encumbrances, security interests or claims filed against or with respect to the Collateral, except for Permitted Liens.
          (e) Attached hereto as Exhibit A are Amended and Restated Schedules to the Credit Agreement, which are true, correct and complete in all respects.
          (f) Borrowers are in good standing in their respective states of incorporation or formation, and in all other states in which Borrowers’ failure to be so qualified and in good standing would have a Material Adverse Effect.
          3. Conditions Precedent. As conditions precedent to the matters contemplated by this First Amendment, the Borrowers shall cause to be delivered to the Lenders (or, where applicable, the Lenders shall have received), the following agreements, documents, instruments or other evidence, all in a form and content satisfactory to the Lenders:
          (a) This First Amendment, duly executed by the Borrowers;
          (b) The Allonges;

          (c) Mortgage Modification Agreements with respect to the Mortgages, duly executed by the appropriate Borrowers;
          (d) Any and all Guarantors of the Obligations shall have consented to the execution, delivery and performance of this First Amendment and all of the transactions contemplated hereby by signing one or more counterparts of this First Amendment in the appropriate space indicated below and returning the same to Administrative Agent;
          (e) Copies of all corporate action taken by Borrowers authorizing the execution, delivery and performance of this First Amendment, certified as true, correct and complete by the respective Secretaries of Borrowers;
          (f) Copies of good standing certificates of each of the Borrowers from their states of incorporation or formation, and from all other states in which Borrowers’ failure to be so qualified and in good standing would have a Material Adverse Effect;
          (g) No material adverse change shall occur in the financial condition of Borrowers from that reflected on Borrowers’ consolidated financial statements dated June 30, 2005;
          (h) No material adverse change shall have occurred in the business of Borrowers;
          (i) Satisfactory completion by Lenders of all required due diligence;
          (j) All fees and expenses of the Lenders, including legal fees, required to be paid by Borrowers shall have been paid;
          (k) Borrowers shall be in compliance with all financial covenants before and after giving effect to the transactions contemplated herein;
          (l) Citizens shall have received commitments from the Lenders in an aggregate amount of $60,000,000; and
          (m) Such agreements, documents, instruments and other satisfactory evidence as the Lenders may request or require under the terms of the Credit Agreement, the Loan Documents or otherwise.
          4. Release.
          (a) In consideration of the agreements of Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Guarantors, on behalf of themselves and their respective successors, assigns, and other legal representatives (individually, a “Releasing Party”, and collectively, the “Releasing Parties”), hereby absolutely, unconditionally and irrevocably release, remise and forever discharge the Lenders, and their respective successors and assigns, and their respective present and former affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Releasing Parties or any of them may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this First Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Documents, or transactions, course of performance or course of dealing thereunder or related thereto.

          (b) Each of the Releasing Parties understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (c) Each of the Releasing Parties agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
          5. Covenant Not to Sue. Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Releasing Party pursuant to Section 4 above. If any Releasing Party violates the foregoing covenant, such Releasing Party agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
          6. Miscellaneous.
          (a) This First Amendment shall be deemed a modification of the Credit Agreement and the Loan Documents, to the extent it is inconsistent with any of those agreements. Subject to the foregoing, the Credit Agreement and the Loan Documents, and all of their terms, conditions, representations, warranties, covenants or other undertakings are ratified and confirmed, and shall continue in full force and effect, including, without limitation, the provisions regarding confession of judgment.
          (b) This First Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrowers and the Lenders, and shall be construed and enforced in accordance with the laws in effect in the Commonwealth of Pennsylvania.
[Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

BORROWERS:

MARITRANS INC.
a Delaware corporation

By:	/s/ Walter T. Bromfield

Name: Walter T. Bromfield
Title: Vice President and Chief Financial Officer

MARITRANS LIBERTY CO.
a Nevada corporation

By:	/s/ Arthur J. Volkle, Jr.

Name: Arthur J. Volkle, Jr.
Title: Vice President

MARITRANS 244 CO.
a Nevada corporation

By:	/s/ Arthur J. Volkle, Jr.

Name: Arthur J. Volkle, Jr.
Title: Vice President

MARITRANS 192 CO.
a Nevada corporation

By:	/s/ Arthur J. Volkle, Jr.

Name: Arthur J. Volkle, Jr.
Title: Vice President

MARITRANS 400 CO.
a Nevada corporation

By:	/s/ Arthur J. Volkle, Jr.

Name: Arthur J. Volkle, Jr.
Title: Vice President

MARITRANS 300 CO.
a Nevada corporation

By:	/s/ Arthur J. Volkle, Jr.

Name: Arthur J. Volkle, Jr.
Title: Vice President

MARITRANS 252 CO.
a Nevada corporation

By:	/s/ Arthur J. Volkle, Jr.

Name: Arthur J. Volkle, Jr.
Title: Vice President

MARITRANS INTEGRITY CO.
a Nevada corporation

By:	/s/ Arthur J. Volkle, Jr.

Name: Arthur J. Volkle, Jr.
Title: Vice President

MARITRANS DILIGENCE CO.
a Nevada corporation

By:	/s/ Arthur J. Volkle, Jr.

Name: Arthur J. Volkle, Jr.
Title: Vice President

LENDERS:

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Leslie D. Broderick

Name: Leslie D. Broderick
Title: Senior Vice President

BANK OF AMERICA, N.A., as successor by merger to Fleet National Bank

By:	/s/ William N. Latham, III

Name: William N. Latham, III
Title: Director

SUNTRUST BANK

By:	/s/ Gregory M. Hoerbelt

Name: Gregory M. Hoerbelt
Title: Assistant Vice President

HIBERNIA NATIONAL BANK

By:	/s/ Gary C. Culbertson

Name: Gary C. Culbertson
Title: Vice President

ADMINISTRATIVE AGENT:

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Leslie D. Broderick

Name: Leslie D. Broderick
Title: Senior Vice President

COLLATERAL AGENT:

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Leslie D. Broderick

Name: Leslie D. Broderick
Title: Senior Vice President

Each of the Undersigned, as sureties for the debts and obligations of Borrowers to Lenders under the Credit Agreement, as the same may have been amended, supplemented or otherwise modified from time to time, intending to be legally bound, hereby agrees to the foregoing First Amendment, including, without limitation, the amendments to the Credit Agreement and the provisions of Sections 4 and 5 hereof, and confirms and reaffirms as in full force and effect, without setoff, counterclaim, deduction or other claim of avoidance of any nature, the surety agreement to which it is a party delivered in connection with the delivery by Borrowers of the original Credit Agreement, and the respective undersigned’s obligations thereunder:

MARITRANS OPERATING CO., L.P.

By:	/s/ Walter T. Bromfield

Name: Walter T. Bromfield
Title: Treasurer

MARITRANS BARGE CO.

By:	/s/ Arthur J. Volkle

Name: Arthur J. Volkle, Jr.
Title: Vice President and Secretary

MARITRANS TANKERS INC.

By:	/s/ Arthur J. Volkle

Name: Arthur J. Volkle, Jr.
Title: Vice President and Secretary

MARITRANS TRANSPORTATION INC.

By:	/s/ Walter T. Bromfield

Name: Walter T. Bromfield
Title: Treasurer

Exhibit A
Amended and Restated Schedules to Credit Agreement
See attached.